Exhibit 99.1

AeroGrow Announces Temporary Warrant Price Reduction

●	Action intended to support the Company’s efforts to raise investment capital

Boulder, CO – May 8, 2012 – AeroGrow International, Inc. (OTC Pink: AERO) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced that it will temporarily reduce the exercise price on all outstanding warrants to purchase its common stock to $0.01 per share, beginning on May 10, 2012 and ending on May 31, 2012 (the “Reset Period”).  By reducing the exercise prices, the Company hopes to raise new equity capital to support its operating and growth requirements.

 “We have made great progress in improving our operating and financial results, and, with our recently completed capital restructuring, believe we have a solid balance sheet to match,” said Mike Wolfe, President and CEO of AeroGrow.  “By temporarily re-setting the price on our warrants, we believe we can raise new capital in a cost effective and timely manner while giving a broad range of our past investors and current shareholders the opportunity to participate.  We’ll use the proceeds to support our operating requirements and to invest in expanding into new channels of distribution, developing new and innovative products, and increasing the scale of our core direct-to-consumer business.”

The Company currently has 414.1 million shares issued and outstanding, and 162.5 million warrants that will participate in the temporary exercise price reset.  For warrants that are not exercised by the close of business on May 31, 2012, the exercise prices will revert to their current levels, which range from $0.07 to $8.25 per share.  In addition, the Company has agreed to issue up to an additional 134.6 million warrants as a bonus to holders who acquired their warrants with the Company’s 8% Subordinated Secured Convertible Promissory Notes and who exercise those warrants during the Reset Period.  These additional warrants, if issued, would also have an exercise price of $0.01 per share, and would expire on May 31, 2012.

“We have an extremely loyal investor base that has stuck with us through some very difficult times,” continued Mr. Wolfe.  “As we evaluated different ways to raise capital, we felt that it was important to give them the opportunity to invest in the improved AeroGrow through the temporary warrant reset program.”

Shares of the Company’s common stock issued upon exercise of its warrants (“Warrant Shares”) during the Reset Period will be issued without registration under the Securities Act of 1933, as amended, (“Securities Act”) in reliance upon an exemption from the registration requirements of the Securities Act.  Those shares will be restricted securities within the meaning of Rule 144 under the Securities Act and may not be resold unless subsequently registered under the Securities Act or in reliance upon an exemption from the registration requirements of the Securities Act, including Rule 144.  The holding period for shares acquired pursuant to exercise of the warrants will begin upon such exercise. The Company has no obligation and has made no commitment to register under the Securities Act the resale of Warrant Shares.

About AeroGrow International, Inc.:

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden line of foolproof, dirt-free indoor gardens. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

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FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Mike Wolfe, and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to raise additional capital; the failure to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

Company
John Thompson
AeroGrow International, Inc.
303-444-7755

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